EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

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                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

WRITER'S DIRECT NUMBER
(714) 475-9086

January 8, 1997

Board of Directors
Nona Morelli's II, Inc.
2 Park Plaza, Suite 470
Irvine, CA  92614

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the January 8, 1997 Form S-8 Registration Statement to be filed by Nona Morelli's II, Inc.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed